UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2012

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey ___________________________ (State or other jurisdiction of incorporation)	001-33841 _____________________________ (Commission File Number)	20-8579133 __________________________ (IRS Employer Identification No.)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

(205) 298-3000
Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.04 Mine Safety

On March 16, 2012, Vulcan Materials Company (“the Company”) received an imminent danger order issued by the Mine Safety and Health Administration (“MSHA”) under section 107(a) of the Federal Mine Safety and Health Act of 1977 at our Savannah Quarry in Hardin County, Tennessee. The order was issued when a customer truck driver was observed standing on top of a loaded truck, parked in the tarp rack without wearing the proper fall protection. The area where the truck driver was standing was approximately 8-9 feet from the ground level and the Company had previously posted a notice prohibiting the practice of climbing on truck loads. The truck driver acknowledged that he was aware of the prohibition and that he had received that information through site specific training. The Mine Safety and Health Administration also issued two 104(a) S&S citations to the Company for the customer truck driver failing to wear a safety belt and line (56.15005) and for not providing site specific hazard awareness training (56.46.11(b)) to the customer truck driver. The Company provided the customer truck driver additional site specific hazard awareness training, and the order and additional citations were terminated pursuant to the MSHA regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: March 19, 2012	By:	/s/ Robert A. Wason IV
Robert A. Wason IV